INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of _______________, 2008 by and between Corporate Acquirers, Inc. (the “Company”), whose principal office is located at 126 East 56th Street, New York, New York 10022, and American Stock Transfer & Trust Company (“Trustee”), located at 59 Maiden Lane, Plaza Level, New York, New York 10038.

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-149037 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective on ____________, 2008 by the Securities and Exchange Commission (“Effective Date”); and

WHEREAS, the Company has completed a private placement of 3,000,000 Warrants (the “Private Warrants”) prior to the completion of the IPO for a purchase price of $3,000,000; and

WHEREAS, Deutsche Bank Securities Inc. (“Deutsche Bank” or the “Representative”) and Pali Capital, Inc. (“Pali”) are acting as underwriters in the IPO (the “Underwriters”), with Deutsche Bank acting as the representative of the Underwriters; and

WHEREAS, as described in the Company’s Registration Statement, in accordance with the Company’s Amended and Restated Certificate of Incorporation, $98,250,000 of the net proceeds of the IPO and the sale of the Private Warrants ($112,650,000 if the over-allotment option (the “Over-allotment Option”) granted to the Underwriters is exercised in full), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, the holders of the common stock, par value $.0001 per share (“Common Stock”) included in the units of the Company’s securities issued in the IPO (the “Units”), and the Underwriters. The amount to be delivered to the Trustee will be referred to herein as the “Property” or the “Base Deposit”, the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, the Company and the Underwriters will be referred to together as the “Beneficiaries”; and

WHEREAS, a portion of the Property consists of $3,000,000 (or $3,450,000 if the Over-allotment Option is exercised in full) attributable to the Underwriters’ deferred discount (the “Deferred Discount”) which the Underwriters have agreed to deposit in the Trust Account (as defined below); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)    Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) established by the Trustee with American Stock Transfer and Trust Company and at a brokerage institution selected by the Trustee;

(b)    Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any “Government Security” or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less; “money market funds” means any open ended investment company selected by the Company and registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company;

(d)    Collect and receive, when due, all principal and income arising from the Property;

(e)    Promptly notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f)    Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative to do so;

(h)    Render to the Company, to the Representative and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)    If there is any income or other tax obligation relating to the income from the Property in the Trust Account or if there is any franchise or other tax obligation to which the Company is subject, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing; and

(j) Commence liquidation of the Trust Account and make payments and distributions as directed by the Company only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Executive Officer, and complete the liquidation of and make payments and distributions from the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the effective date of the Registration Statement (“Termination Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on the Termination Date. In all cases, the Trustee shall provide the Representative with a copy of any Termination Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. The provisions of this Section 1(j) may not be modified, amended or deleted under any circumstances.

2.   Limited Distributions of Interest Income on Property.

(a)     If there is any income or other tax obligation relating to the income from the Property in the Trust Account, or if there is any franchise or other tax obligation to which the Company is subject, then, at the written instruction of the Company, the Trustee shall disburse to the Company or the Internal Revenue Service or other appropriate state or taxing authority by wire transfer or check (as directed by the Company in its instruction letter), out of the Property in the Trust Account, the amount indicated by the Company as required to pay income, franchise or other taxes.

(b) In addition to any distribution pursuant to Section 2(a) above, upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company and/or the expenses incurred in connection with the Company’s dissolution and liquidation, in each case as described in the Registration Statement, the Trustee shall distribute to the Company an amount up to $2,400,000 of the interest income earned and collected on the Property in the Trust Account net of taxes payable, through the last day of the month immediately preceding the date of receipt of the Company’s written request; provided that (i) at no time will the Trust Account contain an amount less than $9.83 per unit sold in the IPO and (ii) no distribution from the Trust Account shall be made if such distribution would cause the Trust Account to fall  below such amount.

(c) It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 2, the Trustee’s only responsibility is to follow the instruction of the Company.

3. Limited Distributions of Property.

(a) Except as provided in Section 1(j), Section 2 or this Section 3, no other distributions from the Trust Account shall be permitted.

(b) It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 3, the Trustee’s only responsibility is to follow the instruction of the Company.

4. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a)     To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer. In addition, except with respect to its duties under paragraphs 1(i) and 1(j), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or the Representative shall promptly confirm such instructions in writing;

(b)    Subject to the provisions of Section 6 hereof, to hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel at its own expense;

(c)     Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to this Agreement as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b) hereof. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 4(c) and as may be provided in Section 4(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d)     That, in the event the Company consummates a Business Combination and/or the Trust Account is liquidated in accordance with Section 1(j) hereof, an independent party designated by the Representative shall act as the inspector of election to certify the results of the stockholder vote. As used in this Agreement, the term “Business Combination” means the acquisition by the Company, through merger, capital stock exchange, asset or stock acquisition of, or similar business combination with, one or more operating businesses, as more fully described in the prospectus forming a part of the Registration Statement;

(e)     That the Termination Letter referenced in Section 1(j) hereof shall require the Company’s Chief Executive Officer to certify to either of the following (as applicable) that (A) prior to the Termination Date, the Company has consummated a Business Combination, the terms of which are consistent with the requirements set forth in the Registration Statement and (B) the Board of Directors of the Company has approved the Business Combination. A copy of such board approval and the definitive agreement relating to the Business Combination so approved shall be attached as an exhibit to the Officer’s Certificate.

(f)  In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination; and

       (g) Within five business days after the Underwriters’ Over-allotment Option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Deferred Discount, which shall in no event be less than $3,000,000.

5.   Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)    Take any action with respect to the Property, other than as directed in Sections 1, 2 and 3 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

(b)    Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)    Change the investment of any Property, other than in compliance with Section 1(c);

(d)    Refund any depreciation in principal of any Property;

(e)    Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, willful misconduct or bad faith. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)    Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(j) hereof;

(h)    Prepare, execute and file tax reports, income or other tax returns, pay any taxes on behalf of the Trust Account and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a) hereof. If there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and

(i) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

6.   No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 4(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

7. Termination. This Agreement shall terminate as follows:

(a)    If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)    At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 4(b).

8.   Miscellaneous.

(a)    The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

(c)    This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative, who, along with each other Underwriter, the parties specifically agree, are and shall be third party beneficiaries for purposes of this Agreement and shall be entitled to enforce the terms of this Agreement to the same extent as if they were parties hereto; and provided further, any amendment to Section 1(j) shall require the vote or consent of holders of 95% of the shares of Common Stock sold in the IPO (the “Public Stockholders”), it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Section 8(c) with the same right and power to enforce this Section 8(c) as either of the parties hereto. For purposes of this Section 8(c), the “consent of 95% of the Public Stockholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 95% of the Public Stockholders of record as of the record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification or (b) 95% of the Public Stockholders of record as of the record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)    The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e)    Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn:
Fax No.:

if to the Company, to:

Corporate Acquirers, Inc.
126 East 56th Street
New York, New York 10022
Attn:   G. Richard Thoman
Chairman, CEO and President
Fax No.: ( )

with a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017-6503
Attn: Douglas S. Ellenoff, Esq.
Fax No.: (212) 370-7889

and, in either case with a copy to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attn: Equity Capital Markets – Syndicate Desk

Pali Capital, Inc.
650 Fifth Avenue
New York, NY 10022
Attn: Mike Powell, Managing Director

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: Steven Skolnick, Esq.
Fax No.: (973) 597-2477

(f)    This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Underwriters.

(g)    Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CORPORATE ACQUIRERS, INC.

By:
Name: G. Richard Thoman Title: Chairman, President and Chief Executive Officer

EXHIBIT A
[Letterhead of Company]

[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

 Attn: [             ]

Re:    Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Corporate Acquirers, Inc. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of _________, 2008 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [_______]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with paragraph 2 of Article 6 of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares cast at the meeting relating to the Business Combination, and Public Stockholders holding less than 30% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph 3 of Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 4(g) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of __________, which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date, which accounts may include the accounts of Public Stockholders exercising their conversion rights or the accounts of Public Stockholders whose securities have been purchased by the Company.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CORPORATE ACQUIRERS, INC.

By:
Name: G. Richard Thoman
Title: Chairman, President and Chief Executive Officer

cc. Deutsche Bank Securities Inc.
Pali Capital, Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

Attn:

Re:   Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Corporate Acquirers, Inc. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of ___________, 2008 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination (as defined in the Trust Agreement) with a target company within the applicable time frame specified in the Amended and Restated Certificate of Incorporation of the Company, as described in the Company’s prospectus relating to its initial public offering.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as promptly as practicable to the stockholders of record on the applicable Termination Date (as defined in the Trust Agreement). The Company has appointed [ ] to serve as its Designated Paying Agent; accordingly, you will notify the Company and the “Designated Paying Agent” in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to [ ] on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

CORPORATE ACQUIRERS, INC.

By:
Name: G. Richard Thoman
Title: Chairman, President and Chief Executive Officer

cc: Deutsche Bank Securities Inc.
Pali Capital, Inc.

SCHEDULE A

Schedule of fees pursuant to Section 4(c) of Investment Management Trust Agreement
between Corporate Acquirers, Inc. and
American Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	[$1 ]
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	[$1 ]
Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	[$1 ]

Dated:

CORPORATE ACQUIRERS, INC.

By:
Name: G. Richard Thoman
Title: Chairman, President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: